Exhibit 10.5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[**], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT

BEAM THERAPEUTICS INC. TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 1 TO LICENSE AGREEMENT

Harvard Case Nos: [**]; [**]

This Amendment No. 1 to License Agreement (this “Amendment No. 1”) is entered into as of December 12, 2017 (the “Amendment No. 1 Effective Date”), by and between Beam Therapeutics Inc., a corporation existing under the laws of the State of Delaware, having a place of business at c/o Mass Innovation Labs, 675 W Kendall St., Cambridge, MA 02142 (“Licensee”) and President and Fellows of Harvard College, an educational and charitable corporation existing under the laws and the constitution of the Commonwealth of Massachusetts, having a place of business at Richard A. and Susan F. Smith Campus Center, Suite 727E, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138 (“Harvard”). Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Agreement, as such term is defined in the Recitals.

RECITALS

WHEREAS, Harvard and Licensee entered into a License Agreement dated as of June 27, 2017 (the “Agreement”); and

WHEREAS, pursuant to Section 11.12 of the Agreement, Harvard and Licensee wish to execute this Amendment No. 1 to add Harvard Case Nos. [**] and [**] to the Patent Rights set forth on Exhibit 1.70 of the Agreement, and to provide for an additional payment to Harvard as consideration for the amendment of such Patent Rights.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

TERMS

1.	Amendment to Exhibit 1.70. Exhibit 1.70 of the Agreement is hereby deleted and replaced in its entirety with Exhibit 1.70 attached hereto.

2.

Payment. As consideration for the amendment of the Patent Rights as set forth herein, Licensee shall pay to Harvard the amount of [**] U.S. dollars ($[**] USD) within thirty (30) days of the Amendment No. 1 Effective Date. In addition, within [**] days after the Amendment No. 1 Effective Date, Licensee shall [**]. All documented, out-of-pocket expenses incurred by Harvard pursuant to Article 6 of the Agreement will be reimbursed by Licensee in accordance with Section 6.2 of the Agreement.

3.	Miscellaneous.
3.1	Except as amended hereby, all other terms of the Agreement shall remain unchanged and in full force and effect.

3.2	This Amendment No. 1 shall be deemed incorporated into, and part of the Agreement.

3.3	This Amendment No. 1 will be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the Amendment No. 1 Effective Date.

President and Fellows of Harvard College		Beam Therapeutics Inc.

By:	/s/ Isaac T. Kohlberg	By:	/s/ John Evans
Title:	Senior Associate Provost	Title:	CEO
Chief Technology Development Officer Office of Technology Development Harvard University

Exhibit 1.70

Patent Rights

[**]